UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2012

Waccamaw Bankshares, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-33046	52-2329563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North J. K. Powell Boulevard, Whiteville, NC		28472-3008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (910) 641-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2011, Waccamaw Bankshares, Inc. (the “Company”), issued 546,375 shares of its fixed rate noncumulative perpetual preferred stock, series B (the “Series B Preferred Stock”), to Monterey Holdings, LLC. The Series B Preferred Stock was issued in exchange for 546,375 outstanding shares of the fixed rate noncumulative perpetual preferred stock, series A, of the Company’s wholly owned subsidiary, Waccamaw Bank (the “Bank”). The shares of the Bank’s series A preferred stock were held by Monterey Holdings prior to the exchange and were originally issued to Monterey Holdings by the Bank pursuant to a subscription offer agreement dated December 23, 2010, whereby Monterey Holdings purchased 546,375 shares of the Bank’s series A preferred stock and a warrant covering 300,000 shares of the Company’s common stock for an aggregate purchase price of $16,391,266.

On July 8, 2011, the Bank received correspondence from the Federal Reserve Bank of Richmond (the “Reserve Bank”) directing it to deduct $16,391,266 from regulatory capital and to file amendments to its previously filed call reports for the periods ended March 31, 2011, and December 31, 2010 on or before July 31, 2011. The Bank amended its call reports as directed, but appealed the Reserve Bank’s supervisory decision.

On January 27, 2012, the Company and the Bank received correspondence from the Board of Governors of the Federal Reserve System granting the appeal and allowing the Company and the Bank to reduce the amount of the deduction from regulatory capital by $8,373,000 as of December 31, 2011. On February 7, 2012, the Bank amended its call reports for the periods ended December 31, 2010, March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011. After giving effect to these amendments, the Bank’s capital category as of December 31, 2011 for purposes of the prompt corrective action provisions of section 38 of the Federal Deposit Insurance Act improved from “critically undercapitalized” to “significantly undercapitalized.”

Caution about Forward-Looking Statements

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook,” or similar expressions. These statements are based upon the current belief and expectations of the registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waccamaw Bankshares, Inc.
(Registrant)

Date	February 15, 2012

/s/ Geoffrey R. Hopkins
Geoffrey R. Hopkins
President